UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2010

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599

(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

Crown Holdings, Inc. (the “Company”) is presently contemplating entrance into proposed new senior secured revolving credit facilities in an aggregate principal amount of up to $1.0 billion that are expected to mature in 2015, which will be available to Crown Americas LLC, a wholly-owned indirect subsidiary of the Company, Crown European Holdings SA, a wholly-owned indirect subsidiary of the Company, Crown Metal Packaging Canada LP, a wholly-owned indirect subsidiary of the Company, and certain subsidiary borrowers (the “proposed new revolving facilities”). The Company presently intends that the proposed new revolving facilities would replace the Company’s existing senior secured revolving credit facilities that mature on May 15, 2011. To the extent that lenders under the Company’s existing senior secured revolving credit facilities do not participate as lenders under the proposed new revolving facilities, such existing senior secured revolving credit facilities will remain outstanding. Prior to maturity of the existing senior secured revolving credit facilities, borrowings under the existing senior secured revolving credit facilities and the proposed new revolving facilities are expected to be limited by the terms of the Company’s senior secured credit facilities to $1.0 billion in the aggregate. The Company currently intends to use borrowings under the proposed new revolving facilities to repay approximately $200 million, or approximately $100 million of each, of the Company’s existing U.S. dollar senior secured term loan facility and existing euro senior secured term loan facility.

The proposed new revolving facilities are currently under discussion with potential financing sources. The final terms of any new senior secured revolving credit facilities are still being developed and may vary significantly in light of market and other conditions existing at the time the proposed new revolving facilities are finalized, if at all. There can be no assurance such proposed new revolving facilities will be entered into as described or at all.

The information contained in this Current Report on Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward–Looking Statements

Except for historical information, all other information in this Current Report on Form 8-K consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including that the proposed new revolving facilities are subject to a number of conditions and approvals and the final terms may vary substantially as a result of market and other conditions, that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this Current Report on Form 8-K or the actual results of operations or financial condition of the Company to differ are discussed under the caption “Forward Looking Statements” in the Company's Form 10-K Annual Report for the year ended December 31, 2009 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2010	CROWN HOLDINGS, INC.

	By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller

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